                                                                    EXHIBIT 99.1

                           [CPI AEROSTRUCTURES LOGO]

     FOR IMMEDIATE RELEASE

              CPI AEROSTRUCTURES ANNOUNCES SECOND QUARTER RESULTS

Edgewood, NY - August 11, 2005 - CPI Aerostructures, Inc. ("CPI Aero") (AMEX:
CVU) today announced results for the second quarter and six months ended June
30, 2005.

Second Quarter 2005 vs. 2004

     o    Revenue decreased 12% to $6,313,432 from $7,192,324;

     o    Gross margin was 28% compared to 33% last year's Q2, slightly below the CPI Aero's gross margin target of 30%-32%;

     o    Income from operations decreased 44% to $867,817 from $1,547,904; and

     o    Net income was $509,193, or $0.08 per diluted share, compared to
          $963,199 or $0.16 per diluted share.

First Half 2005 vs. 2004

     o    Revenue decreased 6% to $12,558,534 from $13,420,432;

     o    Gross margin was 28% as compared to 32%;

     o    Income from operations decreased 31.5% to $1,804,423 from $2,635,921;
          and

     o    Net income was $1,087,849 or $0.18 per diluted share, compared to net income of $1,615,011 or $0.27 per diluted share.

Edward J. Fred, CPI Aero's President & CEO stated, "Revenue for the first half of 2005 was within our previously reported guidance range of between $12 million and $13 million. The decrease in gross margin percentage was primarily due to a number of factors, including, as previously reported, a first article rejection, a less favorable product mix and higher factory overhead for rent, utilities, maintenance and indirect labor as a result of our move to larger facilities. We have continued to bid aggressively for new contracts, including major new subcontract work for leading aerospace prime contractors. This is a field of opportunity that has opened up to us over the past 18 months, which has the potential to yield major new business for CPI Aero."

Mr. Fred continued, "We are still waiting to hear about a 2005 C-5 TOP award and have been informed that Warner Robins AFB currently is evaluating its needs, after examining the status of the entire C-5 fleet, and we are looking forward to receiving an indication during the third quarter of the year as to the magnitude of any award related to this contract. Additionally, we are aware that the government has completed its quadrennial review of the country's military requirements, and is in the process of prioritizing its future needs. However, the government's pace of contract awards remains slow. Through July 31, 2005, new contract awards were $5.1 million, all from Defense Supply Center Richmond
(DSCR), compared to $22 million for the same seven month period last year. This gap should narrow considerably towards the end of the year based on the 2006
T-38 release, some level of C-5 TOP release, and other awards we anticipate receiving. As of July 31, 2005 we had in excess of $175 million of bids outstanding."

                                     (more)

CPI Aero News Release                                                   Page 2
August 11, 2005

Mr. Fred concluded, "As we previously reported, because of the overall slowdown in government orders and the uncertainty of the timing related to the next C-5
TOP order, looking ahead, we project that revenue for the remainder of 2005 will be in the range of $12.5-$17 million, giving us a full year of revenue in the range of $25-$30 million, with net income in the range of $2.4-$3.5 million.
These projections assume no revenue from a 2005 C-5 TOP order or from any of the major proposals that we will be submitting bids on over the next few months. The receipt of any of these awards or a significant C-5 release could yield much better results."

CONFERENCE CALL

CPI Aero's President and CEO, Edward Fred, and CFO, Vincent Palazzolo, will host a conference call today, Thursday, August 11, 2005 at 11:00 am EDT to discuss second quarter results as well as recent corporate developments. After opening remarks, there will be a question and answer period. Interested parties may participate in the call by dialing 706-679-3079. Please call in 10 minutes before the scheduled time and ask for the CPI Aero call. The conference call will also be broadcast live over the Internet. To listen to the live call, please go to www.cpiaero.com and click on the "Investor Relations" section, then click on "Events". Please access the website 15 minutes prior to the call to download and install any necessary audio software. The conference call will be archived and can be accessed for approximately 90 days. We suggest listeners use
Microsoft Explorer as their browser.

FOUNDED IN 1980, CPI AERO IS ENGAGED IN THE CONTRACT PRODUCTION OF STRUCTURAL
AIRCRAFT PARTS PRINCIPALLY FOR THE U.S. AIR FORCE AND OTHER BRANCHES OF THE
ARMED FORCES. IN CONJUNCTION WITH ITS ASSEMBLY OPERATIONS, CPI AERO PROVIDES
ENGINEERING, TECHNICAL AND PROGRAM MANAGEMENT SERVICES. AMONG THE KEY PROGRAMS
THAT CPI AERO SUPPLIES ARE THE C-5A GALAXY CARGO JET, THE T-38 TALON JET
TRAINER, THE A-10 THUNDERBOLT ATTACK JET, THE E-3 SENTRY AWACS JET AND THE
MH-60S MINE COUNTERMEASURE HELICOPTER. CPI AERO WAS RECENTLY NAMED TO THE
FORTUNE SMALL BUSINESS (FSB) LIST OF THE 100 FASTEST GROWING SMALL COMPANIES IN
AMERICA.

THE ABOVE STATEMENTS INCLUDE FORWARD-LOOKING STATEMENTS THAT INVOLVE RISKS AND
UNCERTAINTIES, WHICH ARE DESCRIBED FROM TIME TO TIME IN CPI AERO'S SEC REPORTS,
INCLUDING CPI AERO'S FORM 10-KSB FOR THE YEAR ENDED DECEMBER 31, 2004 AND FORM
10-Q FOR THE QUARTER ENDED MARCH 31, 2005.

CONTACT:            Vince Palazzolo                Investor Relations Counsel:
                    Chief Financial Officer        The Equity Group Inc.
                    CPI Aero                       Linda Latman (212) 836-9609
                    (631) 586-5200                 Andreas Marathovouniotis
                    www.cpiaero.com                (212) 836-9611
                                                   www.theequitygroup.com

                            (See Accompanying Tables)

CPI Aero News Release                                                 Page 3
August 11, 2005

                            CPI AEROSTRUCTURES, INC.
                         CONDENSED STATEMENTS OF INCOME


                                                                         FOR THE THREE MONTHS           FOR THE SIX MONTHS
                                                                           ENDED JUNE 30,                  ENDED JUNE 30,
                                                                         2005            2004           2005             2004
                                                                              (UNAUDITED)                  (UNAUDITED)

Revenue                                                              $  6,313,432    $  7,192,324    $ 12,558,534    $ 13,420,432
Income from operations                                                    867,817       1,547,904       1,804,423       2,635,921

Other income (expense):                                                    (2,624)          1,295          (6,574)             90
Income before provision for income taxes                                  865,193       1,549,199       1,797,849       2,636,011
Provision for income taxes                                                356,000         586,000         710,000       1,021,000
------------------------------------------------------------------   ------------    ------------    ------------    ------------
Net income                                                           $    509,193    $    963,199    $  1,087,849    $  1,615,011
==================================================================   ============    ============    ============    ============
Earnings per common share - basic                                    $       0.09    $       0.18    $       0.20    $       0.30
==================================================================   ============    ============    ============    ============

Earnings per common share - diluted                                  $       0.08    $       0.16    $       0.18    $       0.27
==================================================================   ============    ============    ============    ============

Shares used in computing earnings per common share:
  Basic                                                                 5,419,235       5,365,542       5,418,273       5,333,832
  Diluted                                                               6,092,287       6,119,278       6,128,560       6,076,255
------------------------------------------------------------------   ------------    ------------    ------------    ------------

------------------------------------------------------------------   ------------    ------------    ------------    ------------


CPI Aero News Release                                                   Page 4
August 11, 2005



                                                               Unaudited            Audited
                      Balance Sheet Highlights                   6/30/05           12/31/04

Cash                                                         $    1,000,380      $   1,756,350

Total current assets                                             29,613,264         29,609,862

Total assets                                                     30,846,453         30,759,124

Total current liabilities                                         4,188,063          5,213,460

Working capital                                                  25,425,201         24,396,402

Short-term debt                                                      83,596             83,144

Long-term debt                                                       87,365            129,276

Shareholders' Equity                                             26,543,577         25,416,388

Total Liabilities and Shareholders' Equity                   $   30,846,453      $  30,759,124


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